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                                                                  EXHIBIT 10.2.8


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ( the "Agreement") is made as of the first day of January, 2001, by and between INLAND NORTHWEST BANK, a Washington-state chartered commercial bank ("Bank") and HOLLY A. AUSTIN ("Employee").

Section 1.  Employment.
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     1.1    Subject to the terms and conditions set forth in this Agreement,
Bank employs Employee and Employee agrees to render Employee's exclusive services to Bank during the Employment Term, as defined in Section 3.1 ("Employment Term"), as the Cashier and Secretary of the Bank or in such other executive position with the same level of compensation and benefits as the Board of Directors of the Bank may direct.

     1.2 Employee accepts employment and agrees to devote her full business and professional time and energy to Bank, and to perform her duties and responsibilities in an efficient, trustworthy and businesslike manner. Employee shall not render services of a business, professional or commercial nature to any other person, firm or corporation, whether for compensation or otherwise, without the written approval of the Bank.

Section 2.  Compensation.
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     2.1    Fixed salary.  During the Employment Term the Employee shall receive
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compensation (the "Fixed Salary") payable in equal monthly installments at the annual rate of $71,176.00. Any changes in the Fixed Salary shall be determined by the Board of Directors of the Bank and shall be effective for the twelve month period beginning on the first day of January each year. In no event shall the Fixed Salary for any twelve month period be less than the Fixed Salary during the preceding twelve month period.

     2.2    Incentive Programs.  In addition to the Fixed Salary provided in
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Section 2.1, Bank may pay to Employee from time to time such bonus or other incentive compensation, in cash or other forms, as the Board of Directors of the Bank in its judgment may determine and the Employee shall be eligible to participate in incentive programs for senior management.

     2.3    Expenses.  Bank shall reimburse Employee for all reasonable business
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expenses incurred by Employee in the course of the performance of her duties that are consistent with the policies and procedures of Bank as in effect from time to time. Employee shall submit expense reports with substantiating vouchers as Bank shall reasonably require; payment of such expenses shall require approval by another designated officer of Bank.

     2.4    Vacation.  Employee shall be entitled to four (4) weeks paid
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vacation each year worked during the Employment Term as well as holiday pay for those holidays recognized by the Federal Reserve Bank and the State of Washington. Vacation time remaining unused at the

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end of each year of the Employment Term shall not accrue.

     2.5    Other Benefits. Employee shall be eligible to be a full participant
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in any pension plan, profit sharing plan, group life, disability, health or other insurance plan, vision medical plan, dental plan, incentive stock option plan and any other employee benefit plan or arrangement provided to executive officers of Bank at Bank's expense.

Section 3.  Term and Termination.
            --------------------

     3.1    Employment Term.  The Employment Term shall commence on the date of
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this Agreement and shall not have a fixed period of duration. The Bank has the right, however, at any time to notify the Employee, in writing, that the Bank will establish an employment term of one (1) year to commence no earlier than the day following date of receipt of the notice by the Employee. The notice may be given without a determination of cause and does not constitute a termination of this Agreement. The Fixed Salary for the Employee, as then in effect, shall continue without change until reviewed by the directors for the next twelve month period in accordance with Section 2.1. The Employment Term, as used in other sections of this Agreement, shall be either the Employee's continuous employment or the one (1) year period set forth in the notice.

     3.2    Termination for Illness and Incapacity.  Employee shall receive full
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compensation during any period of illness, disability or incapacity during the
Employment Term. Bank may terminate the Employment Term in the event Employee suffers an illness or incapacity of such character as to substantially disable her from performing her duties for a period of more than ninety (90) consecutive days or one hundred eighty (180) days in the aggregate in any twelve-month period.

     Any payments pursuant to a salary continuation or disability insurance plan of Bank shall be deducted from any compensation paid to Employee under this Agreement during the period of her illness, disability or incapacity, but such deductions shall only be made with respect to payments in the corresponding periods for which compensation is paid to Employee pursuant to this Agreement. Nothing contained in this Agreement shall limit or abrogate any insurance or other benefits available to Employee under any present or future salary continuation or disability insurance plans of Bank.

     3.3    Termination upon Employee's Death.  If Employee dies during the
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Employment Term, Bank shall pay to the estate of Employee the compensation
(including a pro rata portion of all incentive compensation to which Employee may be entitled) which would otherwise accrue or be available to Employee up to the end of the month in which his death occurred. Nothing contained in this Agreement shall limit or abrogate any insurance or other benefits available to the Employee.

     3.4    Other Terminations.  This Agreement may also be terminated as
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follows:

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            (i)     Upon written notice delivered by Employee to Bank;
            (ii)    As Bank and Employee shall mutually agree in writing; or
            (iii) For Cause, upon written notice from Bank to Employee setting forth the "cause" for termination. "Cause" as used in this agreement shall mean any one or more of the following:

                    (a) Disobedience of orders or directives of the Board of Directors of the Bank, clearly given, in accordance with the terms of this Agreement, or interference with the performance by other employees of Bank of their duties pursuant to such orders or directives, if such disobedience or interference shall be either (i) of such a nature that no reasonable doubt can exist as to its material adverse effect on Bank, or (ii) continued after specific instructions to stop shall have been given by the Board of Directors of the Bank; or

                    (b) Material acts of dishonesty related to the business of Bank or its relationships with employees, suppliers, contractors, customers or those with whom Bank does business; or

                    (c) Refusal or failure to furnish significant information concerning Bank business as clearly and reasonably requested by or under the authority of the Board of Directors of the Bank or material falsification of such information; or

                    (d) Any other action or course of conduct which has or reasonably will have an adverse effect on Bank or its business or financial position, if such action or course of conduct shall be either (i) of such a nature that no reasonable doubt can exist as to its material adverse effect on Bank, or (ii) continued after specific instructions to stop shall have been given by or under the specific authority of the Board of Directors of the Bank; or

                    (e) Conviction in a court of the United States or of any state of a felony or serious crime involving acts of Employee constituting fraud, moral turpitude, intentional dishonesty or similar conduct.

     3.5    Termination by Bank.  Following notice from Bank issued in
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accordance with Section 3.1, Bank shall continue to pay Employee her annual
Fixed Salary then in effect in 12 equal monthly installments, on the first day of each month even if Employee resigns. Employee also shall receive any payments or benefits which have accrued or to which Employee may be entitled as of the date of expiration of the employment term in all employee benefit plans and programs, including bonus and other incentive plans in which employee was participating on the expiration date.

     3.6    Termination by Employee.  In the event this Agreement is terminated
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by voluntary resignation of the Employee or For Cause, the pay and other benefits described in Section 3.5 will not be provided. However, if Bank eliminates Employee's position and assigns Employee to another position and Employee resigns because of these actions, the Employee will

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receive the Fixed Salary for the remainder of the Employment Term. The other benefits described in Section 3.5 will also be provided. Both payments and benefits will also be subject to the provisions of Section 5.1.

     3.7    Termination of Obligations.  Upon the termination of this Agreement
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as provided above, any and all obligations of either Bank (except as herein expressly provided) or Employee for future performance arising out of this Agreement, or the employment shall forthwith terminate; provided, however, that the provisions of Sections 3.5, 6, 7, and 8 shall not be affected by termination of this Agreement.

Section 4.  Provisions Regarding Change of Control.  The following provisions
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shall be effective as of and after the date on which a Change of Control, as defined in Section 4.1, occurs:

     4.1    Change of Control.  For the purposes of this Section 4, a "Change of
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Control" is any event which would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (i) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank and any new director whose election by the Board of Directors or nomination for election by the Bank's shareholder was approved by a vote of at least two-thirds ( ) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(ii) the shareholders of Northwest Bancorporation, Inc. (the parent company of the Bank) approve a merger or consolidation of the Bank with any other financial institution, other than a merger or consolidation of the Bank which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the shareholder of the Bank approves a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets.

     4.2    Change of Control Date.  Change of Control Date shall mean the
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earliest of:

            (i)     The date on which the Change of Control occurs;

            (ii) The date on which the Bank or Northwest Bancorporation, Inc. execute an agreement, the consummation of which would result in the occurrence of a Change of Control; or

            (iii) The date the Board of Directors of the Bank or Northwest Bancorporation, Inc. approve a transaction or series of transactions, the consummation of which would result in a Change of Control.

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     4.3    Severance Payment.  In the event of Employee's termination for
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reasons other than cause during the twelve (12) month period following the
Change of Control Date, Employee will be entitled to a Severance Payment in an amount equal to her then existing annual Fixed Salary, payable in equal monthly installments for a twelve (12) month period following the Employee's termination.

Section 5.  Obligations of Employee upon Termination.
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     5.1    Employee shall not be required to mitigate the amount of any payments provided for in Sections 3.5 or 3.6 by seeking other employment or otherwise; provided, however, that the amount of any payments or other benefits provided for in Section 3.5 shall be reduced by any corresponding payments or other benefits received by Employee and/or accrued to the benefit of Employee in respect of the remainder of the Employment Term as the result of earned income arising from part or full-time employment by another employer or part or full-time self-employment ("Successor Employer") after the Termination Date. Employment by a Successor Employer shall not abrogate or limit payments under this Section 3.5, but shall only result in deduction of amounts received from the Successor Employer in the corresponding or subsequent periods for which payments are made under this Section 3.5. However, should Employee and/or a Successor Employer fail to provide complete and accurate statements of Employee's compensation and benefits provided by Successor Employer, all payments and benefits provided for in Section 3.5 shall cease.

     5.2 A material breach of the provisions of Sections 6, 7, 8 and 9 of this Agreement by Employee shall terminate Bank's obligation to make any payments pursuant to Section 3.5 from and after the date of such breach.

Section 6.  Nondisclosure.  Employee acknowledges that Bank's financial affairs,
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contractual arrangements, marketing strategies, business development plans, and other internal information, plans and policies are valuable, special, and unique assets of Bank. Employee agrees that (i) during and after the Employment Term she will not intentionally disclose any such information outside Bank at any time without the express prior written consent of Bank and (ii) that upon a termination of her employment with Bank she shall return all confidential information which shall be in her possession. Bank's obligations under this Agreement are expressly conditioned upon compliance by Employee with these obligations.

Section 7.  Services Unique.  Employee acknowledges that the services to be
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rendered by her under this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. It being understood and agreed that a breach by Employee of the provisions of this Agreement will cause Bank irreparable injury and damage, Employee expressly agrees that Bank shall be entitled to seek injunctive or other equitable relief

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to prevent or curtail any breach of this Agreement by Employee. Resort to such equitable relief however, shall not be construed as a waiver of any other rights or remedies which Bank may have for damages or otherwise.

Section 8.  Remedies.    Bank and Employee will pursue their respective remedies
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under this Agreement as mutually agreed or in a court of law. Without intending to limit the remedies available to Bank in a court, Employee further agrees that damages at law will be an insufficient remedy for Bank if Employee violates the terms of Section 6 and that Bank may apply for injunctive relief in any court of competent jurisdiction to restrain the breach or the threat of breach of or otherwise to specifically enforce any of the covenants of Section 6. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to court costs and expenses, including such reasonable attorneys' fees as the court may fix.

Section 9.  Indemnification.  The Board of Directors of the Bank shall authorize
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the payment of expenses, including attorneys' fees and costs, incurred by, or satisfy a judgment or fine rendered or levied against Employee or her estate, executor, administrator, heirs or devisees in an action brought by a third party against Employee (whether or not Bank is joined as a party defendant) to impose a liability or penalty on Employee for any act or omission alleged against Employee while employed by Bank, and shall reimburse Employee for amounts paid and expenses reasonably incurred, including attorneys' fees and costs, in settling any such action or threatened action to the full extent authorized by the Articles of Incorporation and the laws of the State of Washington; provided, the Board of Directors determines in good faith that Employee was not grossly negligent and was acting within the scope of his authority.

Section 10. Waiver.  The waiver by Bank or Employee of a breach of any of the
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provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 11. Entire Agreement: Successors and Assigns. No Right or Remedy
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Conferred on Others.
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     11.1   This Agreement embodies the entire representation, warranties, and agreements in relation to the subject matter of this Agreement, and no representations, warranties, covenants, understandings, or agreements, or otherwise, exist between the parties except as expressly set forth.

     11.2 This Agreement is binding upon the parties and their respective successors, assigns, heirs, and personal representatives. Except as specifically provided herein, neither of the parties may make any assignment of this Agreement or any interest therein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, Bank may assign this Agreement or any interest therein, by operation of law or otherwise, to (a) any successor to all or substantially all of its respective assets and business by dissolution, merger, consolidation, transfer of assets, or otherwise, or (b) any direct or indirect subsidiary of the Bank

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or of any such successor referred to in (a) hereof. Any assignment by Bank shall not release Bank's obligations.

     11.3 Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties and their respective successors, permitted assigns, heirs or personal representatives, any rights or remedies under or by reason of this Agreement. This Agreement may not be amended or terminated orally but only as expressly provided or by an instrument in writing duly executed by the parties.

Section 12. Representations and Warranties.  Employee hereby represents and
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warrants that Employee has the right to enter into this Agreement and to render to Bank the services of Employee as provided; Employee is not subject to any obligation which will or might prevent or interfere with the performance and observance by Employee of all of the covenants, conditions and agreements to be performed and observed by Employee; Employee has not made, nor will she make, any commitment or agreement which will or might prevent or interfere with the complete rendition of Employee's services.

     Bank hereby represents and warrants that it is a banking corporation duly organized and in good standing under the laws of the state of Washington; the Board of Directors has approved the employment arrangement described in this Agreement and has duly authorized the execution and delivery of this Agreement by an authorized agent of Bank.

Section 13.  Notice.  Any notice or other communication required or permitted to
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be given to the parties shall be deemed to have been given if delivered or if mailed by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows:

            (i)   If to Employee:
                  Holly A. Austin
                  3625 E. 51st, #C205
                  Spokane, WA 99223

            (ii)  If to the Bank:

                  Inland Northwest Bank
                  West 421 Riverside Avenue
                  Spokane, WA 99201

Section 14. Interpretation and Construction.
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     14.1   Captions in this Agreement are for convenience only and shall not be considered as a part of this Agreement or as in any way limiting or amplifying the terms and provisions.

     14.2 This Agreement has been made in Washington and shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Washington.

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     14.3   Washington courts shall have jurisdiction over the parties and any action arising out of this Agreement.

     14.4 Venue of any action arising out of this Agreement shall be in Spokane County, Washington.

Section 15. Counterparts.  More than one counterpart of this Agreement may be
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executed by the parties, and each fully executed counterpart shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.


EMPLOYEE                                        INLAND NORTHWEST BANK


s/ Holly A. Austin
----------------------------                    By: s/ F. M. Schunter
HOLLY A. AUSTIN                                     ---------------------------
                                                Its:   President

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